Exhibit 99.1

AEROCENTURY CORP. REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS

PALO ALTO, CALIFORNIA, November 19, 2021 /PRNewswire/ -- AeroCentury Corp. (“AeroCentury” or the “Company”) (NYSE American: ACY), today announced financial results for its fiscal third quarter ended September 30, 2021.

As previously reported, the Company and its U.S. subsidiaries previously filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Court on March 29, 2021. On August 31, 2021, the Bankruptcy Court confirmed the Company’s Plan of Reorganization. On September 30, 2021, the Company completed its Chapter 11 restructuring process and emerged from its Chapter 11 bankruptcy.

Financial Highlights:

•	Net income in the third quarter of 2021 was $27.5 million as compared to a net loss of $4.1 million in the same period in 2020.
•	The Company recorded $28.7 million of reorganization gains in the third quarter of 2021.
•	The Company adopted fresh start reporting adjustments following its emergence from bankruptcy.

Yucheng Hu, the Company’s Chief Executive Officer, said: “We are very pleased to announce the Company’s financial results for the third quarter of 2021, representing the fresh start for the Company from both from financial and strategic perspectives. After the completion of the Company’s reorganization, we look forward to continuing to enjoy a portion of the growth and development of the Company’s legacy aircraft leasing business through our majority stake in the Company’s previously wholly-owned subsidiary, JetFleet Holding Corp., but we will also be opportunistic and look for additional growth investments in the future to diversify our revenue streams and potential high growth earnings to our shareholders.”

Third Quarter 2021 Financial Results

Because the Company’s consolidated financial statements reflects fresh start reporting adjustments following its emergence from bankruptcy, any effects of the transactions contemplated by the Plan and Plan Sponsor Agreement, and financial information relating to results of operations, the Company cannot adequately benchmark the operating results of the 1-day period ended September 30, 2021 against any of the previous periods reported in its Condensed Consolidated Financial Statements. As such, the following operating results for the Company’s fiscal third quarter is based on the period from July 1, 2021 through September 29, 2021 (“2021 Q3”).

●	Net income in 2021 Q3 was $27.5 million as compared to a net loss of $4.1 million in 2020 Q3.

●	Revenues and other income decreased by 54% to $1.6 million in 2021 Q3 from $3.5 million in 2020 Q3, primarily due to a decrease in operating lease revenue and reduced rent for two assets.

●	In 2021 Q3, the Company had total operating expenses of $2.7 million as compared to $7.0 million in 2020 Q3, primarily comprised of professional fees and administrative expenses and salary and employee benefits, due to no impairment charges after the assets used to settle the liabilities subject to compromise, less interest expense accrued on the Drake Indebtedness after the Company’s Chapter 11 filing in late March 2021 and the decreased depreciation expenses.

About AeroCentury: AeroCentury is an independent global aircraft operating lessor and finance company specializing in leasing regional jet and turboprop aircraft and related engines. AeroCentury intends to focus on new lines of business other than the aircraft leasing business going forward.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements that are purely historical are forward-looking statements. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose," and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees for future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, are: the ability to manage growth; ability to identify and integrate other future acquisitions; ability to obtain additional financing in the future to fund capital expenditures; fluctuations in general economic and business conditions; costs or other factors adversely affecting the Company's profitability; litigation involving patents, intellectual property, and other matters; potential changes in the legislative and regulatory environment; a pandemic or epidemic. The forward-looking statements in this press release and the Company’s future results of operations are subject to additional risks and uncertainties set forth under the heading “Factors that May Affect Future Results and Liquidity” in documents filed by the Company with the Securities and Exchange Commission, including the Company's quarterly reports on Form 10-Q and the Company’s latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. In addition, such risks and uncertainties include the Company’s inability to predict or control bankruptcy proceedings and the uncertainties surrounding the ability to generate cash proceeds through the sale or other monetization of the Company’s assets. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

AeroCentury Corp.

Condensed Consolidated Balance Sheets

(Unaudited)

	Successor	Predecessor
	September 30,	September 29,	December 31,
	2021	2021	2020
Assets:
Cash and cash equivalents	$10,625,600	$10,527,200	$2,408,700
Accounts receivable	-	-	256,600
Finance leases receivable, net	450,000	450,000	2,547,000
Aircraft held for lease, net	-	-	45,763,100
Property, equipment and furnishings, net	-	-	14,900
Office lease right of use, net	-	-	142,400
Deferred tax asset	-	-	1,150,900
Taxes receivable	1,234,500	1,234,500	-
Prepaid expenses and other assets	1,884,400	1,884,400	255,300
Goodwill	4,688,600	-	-
Assets held for sale	-	31,149,300	40,838,900
Total assets	$18,883,100	$45,245,400	$93,377,800
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities:
Accounts payable and accrued expenses	$1,512,100	$1,513,700	$367,700
Accrued payroll	232,100	232,100	190,100
Notes payable and accrued interest, net	-	-	88,793,200
Derivative termination liability	-	-	3,075,300
Lease liability	-	-	172,000
Maintenance reserves	-	-	2,000,600
Accrued maintenance costs	-	-	46,100
Security deposits	-	-	716,000
Unearned revenues	-	-	1,027,400
Income taxes payable	19,600	19,600	900
Deferred tax liabilities	114,500	114,500	-
Subscription fee advanced from the Plan Sponsor	-	10,953,100	-
Liabilities held for sale	-	-	14,604,800
Liabilities subject to compromise	-	42,029,100	-
Total liabilities	1,878,300	54,862,100	110,994,100
Commitments and contingencies (Note 8)
Stockholders’ deficit:
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	-	-	-
Common stock, $0.001 par value, 10,000,000 shares authorized, 4,416,811 and 1,545,884 shares outstanding at September 30, 2021 and December 31, 2020	4,700	1,800	1,800
Paid-in capital	17,000,100	16,817,800	16,782,800
Accumulated deficit	-	(23,399,000)	(31,361,600)
Accumulated other comprehensive loss	-	-	(2,000)
	17,004,800	(6,579,400)	(14,579,000)
Treasury stock at cost, 0 and 213,332 shares at September 30, 2021 and December 31, 2020	-	(3,037,300)	(3,037,300)
Total stockholders’ deficit	17,004,800	(9,616,700)	(17,616,300)
Total liabilities and stockholders’ deficit	$18,883,100	$45,245,400	$93,377,800

AeroCentury Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Successor	Predecessor
	September 30, 2021	Period from July 1, 2021 through September 29, 2021	Three months ended September 30,2020
Revenues and other income:
Operating lease revenue	$-	$1,546,300	$3,249,100
Maintenance reserves revenue, net	-	65,100	221,400
Net gain on disposal of assets	-	-	19,800
Other income	-	500	-
	-	1,611,900	3,490,300
Expenses:
Impairment in value of aircraft	$-	-	439,000
Interest	-	1,500	3,020,100
Professional fees, general and administrative and other	-	2,001,000	1,370,600
Depreciation	-	10,200	1,342,100
Salaries and employee benefits	-	448,800	498,800
Insurance	-	197,500	191,400
Maintenance	-	33,300	78,000
Other taxes	-	25,600	26,500
Total operating expenses	-	2,717,900	6,966,500
Reorganization gains, net	-	28,691,100	-
Gain (loss) before income tax provision	-	27,585,100	(3,476,200)
Income tax provision	-	76,900	604,900
Net income (loss)	$-	$27,508,200	$(4,081,100)
Earnings (Loss) per share:
Basic	$-	$17.79	$(2.64)
Diluted	$-	$17.79	$(2.64)
Weighted average shares used in loss per share computations:
Basic	4,416,811	1,545,884	1,545,884
Diluted	4,416,811	1,545,884	1,545,884
Net income (loss)	-	27,508,200	(4,081,100)
Other comprehensive income/(loss):
Unrealized losses on derivative instruments	-	-	-
Reclassification of net unrealized losses on derivative instruments to interest expense	-	-	149,100
Tax expense related to items of other comprehensive loss	-	-	(32,400)
Other comprehensive income	-	-	116,700
Total comprehensive loss	$-	$27,508,200	$(3,964,400)